Exhibit 99.1

Zoomcar Announces Launch of Offer to Exchange Outstanding Warrants for Common Stock

Bengaluru, India, Feb. 27, 2026 (GLOBE NEWSWIRE) -- Zoomcar Holdings, Inc. (OTCQB: ZCAR) (the “Company”), the leading peer-to-peer self-drive car-sharing marketplace in India, today announced the commencement of a voluntary offer to exchange its outstanding common stock purchase warrants issued in the Company’s private placement completed on February 25, 2026 and outstanding as of February 26, 2026 (the “Warrants”) for shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), upon the terms and subject to the conditions set forth in the Company’s Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2026, as may be amended or supplemented from time to time (the “Schedule TO”).

The Offer to Exchange

Under the offer to exchange, subject to the terms and conditions described in the Schedule TO and the related offer materials, eligible holders of record of Warrants as of February 26, 2026 that are verified accredited investors may tender such Warrants to the Company in exchange for shares of Common Stock at an exchange ratio of 20,000 shares of Common Stock for each one (1) Warrant tendered and accepted for exchange (the “Exchange Ratio”).

The Company is making the offer to exchange as part of a broader effort to simplify its capital structure by reducing the number of outstanding warrant instruments and consolidating its equity capitalization. The Company believes this may reduce administrative complexity associated with multiple classes of instruments and related tracking and reporting obligations.

Holders who wish to participate in the offer to exchange must validly tender their Warrants in accordance with the procedures and prior to the expiration date set forth in the Schedule TO and related offer materials. Tendered Warrants may be withdrawn at any time prior to the expiration of the offer in accordance with the terms described in the Schedule TO.

The offer to exchange will expire at 5:00 p.m., Eastern Time, on March 31, 2026, unless extended by the Company.

The offer to exchange is subject to the terms and conditions described in the Schedule TO, including, among other things, the Company’s ability to obtain stockholder approval for an amendment to its Certificate of Incorporation to increase the number of authorized shares of Common Stock. The Company expects to seek such stockholder approval at its upcoming annual meeting.

Any shares of Common Stock issued in exchange for Warrants will be issued as restricted securities and will be subject to contractual lock-up restrictions on transfer, as described in the Schedule TO and the related offer materials. During the applicable lock-up period, holders will be restricted from selling, transferring, or otherwise disposing of such shares, subject to limited customary exceptions.

Further Information Regarding the Offer to Exchange

The offer to exchange is being made solely pursuant to the Schedule TO and the related offer materials. Holders of Warrants are urged to read the Schedule TO and the related offer materials carefully, as they contain important information regarding the offer to exchange.

Questions and requests for assistance regarding the offer to exchange, including requests for copies of the Schedule TO and related offer materials, may be directed to the Company at +91 8048821871, investors@zoomcar.com, or Anjaneya Techno Park, No.147, 1st Floor, Kodihalli, Bangalore, India 560008.

No Offer or Solicitation

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE OFFER TO EXCHANGE IS BEING MADE ONLY PURSUANT TO THE OFFER MATERIALS FILED WITH THE SEC.

About Zoomcar

Founded in 2013, Zoomcar (OTCQB: ZCAR) is India’s leading peer-to-peer car-sharing marketplace, connecting vehicle owners (“Hosts”) with customers (“Guests”) seeking flexible and affordable mobility solutions. Zoomcar operates an asset-light platform model and serves millions of users across India.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “potential,” “aim,” “project,” and similar expressions.

Forward-looking statements in this press release include, without limitation, statements regarding the offer to exchange, including the timing, terms, and completion of the offer to exchange; the level of participation by holders of Warrants; the Company’s ability to satisfy the conditions to the offer to exchange (including obtaining stockholder approval for an increase in authorized shares of common stock); the effects of the offer to exchange on the Company’s capital structure; and the expected benefits of reducing the number of outstanding warrant instruments.

These forward-looking statements are based on management’s current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: the level of participation in the offer to exchange; the Company’s ability to meet the conditions to the offer to exchange; delays in or failure to obtain required stockholder approvals; market, economic, and capital markets conditions; regulatory developments; the Company’s operating performance and liquidity; and the possibility that the Company may delay, modify, suspend, or abandon the offer to exchange.

Additional risks and uncertainties are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, its subsequent Quarterly Reports on Form 10-Q, and other filings with the SEC.

Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events, or otherwise.

Contact:

press@zoomcar.com; investors@zoomcar.com.